EXHIBIT 5.1
                   [LETTERHEAD OF FARELLA BRAUN & MARTEL LLP]



August 18, 1999



Ravenswood Winery, Inc.
18701 Gehricke Road
Sonoma, California 95476

Re: Registration Statement on Form S-8 - 1999 Equity Incentive Plan and Employee
    Stock Purchase Plan

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Ravenswood Winery, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 550,000 shares of the Company's Common Stock (the "Shares"), including 279,500 shares issuable pursuant to outstanding options under the Company's 1999 Equity Incentive Plan (the "1999 Plan"), 220,500 additional shares available for grant under the 1999 Plan and 50,000 additional shares issuable under the Company's Employee Stock Purchase Plan (the "ESPP").

         In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Articles of Incorporation, as amended, and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the 1999 Plan or the ESPP, as the case may be, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Farella Braun & Martel LLP

                                             Farella Braun & Martel LLP

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